Exhibit 23.1                                Consent of Madsen & Associates, CPA’s Inc.

MADSEN & ASSOCIATES CPA’S INC.	684 East Vine Street, #3
Certified Public Accountants and Business Consultants	Salt Lake City, Utah, 84102
Telephone: 801-268-2632
Fax: 801-262-3937

April 24, 2008

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re: Form S-1 Registration Statement
   Plata Resources, Inc. (the “Company”)

Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-1 Registration Statement (amendment #3) the following:

Our report to the Board of Directors of Plata Resources, Inc. dated January 29, 2008 on the financial statements of the Company as at December 31, 2007 and the statements of operations, change in stockholders' equity and cash flows for the period from July 17, 2007 (date of inception) to December 31, 2007.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

MADSEN & ASSOCIATES, CPA’s INC.

Madsen & Associates, CPA’s Inc.